EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT, dated as of June 11, 1996, between Salvatore J. Zizza ("Executive") an individual having an address at 1 Gracie Square, New
York, NY 10028 and The Lehigh Group Inc., a Delaware corporation ("Employer") having its principal place of business at 810 Seventh Ave., New York, NY 10019.

         In consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1.  Employment of Executive

         Employer hereby agrees to employ Executive and Executive hereby agrees to be and remain in the employ of Employer upon the terms and conditions hereinafter set forth.

2.  Employment Period

         The term of Executive's employment under this Agreement (the Employment Period") shall commence as of the Effective Date ("Effective Date") as herein defined and, subject to earlier termination as provided in Section 5, shall terminate four years after the Effective Date. The Effective Date is the date the merger between The Lehigh Group Inc., (or its subsidiary) merge with DHB Capital Group, Inc., as further defined in the Agreement and Plan of Merger between The Lehigh Group Inc. (or its subsidiary) and DHB Capital Group Inc.

3.  Duties and Responsibilities

         During the Employment Period, Executive (i) shall be the President and Chief Operating Officer of Employer, (ii) shall expend his best efforts energies and skills, and such time as is reasonably required to fulfill his responsibilities hereunder, to the business of Company (as hereinafter defined), it being understood that (although Executive may engage in other business activities as described in Section 7) the Company will require a substantial portion of Executive's business time, and (iii) shall have such authority, discretion, power and responsibility, and shall be entitled to office, secretarial and other facilities and conditions of employment, as are customary or appropriate to this position (including without limitation those currently exercised by and afforded to him). Executive shall also serve without additional compensation as a director of Employer and as an officer and director of any of its subsidiaries, if so elected or appointed, but if he is not so elected or appointed his compensation hereunder shall in no way be affected. Employer shall use its best efforts to cause Executive to be elected as a director of Employer at all times during the Employment Period. Executive shall report directly to the Chief Executive Officer and to the Board of Directors of Employer. For all purposes of this

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Agreement, the term "Company" means Employer and all corporations, associations, companies, partnerships, firms and other enterprises controlled by or under common control with Employer.

4.  Compensation and Related Matters

         4.1 Compensation, Generally. For all services rendered and required to be rendered by Executive under this Agreement, Employer shall pay to Executive during and with respect to the Employment Period, and Executive agrees to accept, such base salary ("Base Salary") and performance bonus as are set forth on Exhibit 4.1.

         4.2 Automobile. To facilitate the performance of Executive's responsibilities hereunder, at all times during the Employment Period, Employer shall continue to make available to Executive, at Employer's expense, for Executive's personal use, the automobile currently provided to him by Employer (or a substantially comparable automobile), and Employer shall pay the costs of operating, maintaining, insuring and subject to such policies as may be in effect from time to time applicable to senior executive officers of Employer.

         4.3 Other Benefits. During the Employment Period, subject to, and to the extent Executive is eligible under their respective terms, Executive shall be entitled to receive such fringe benefits as are, or are from time to time hereafter, generally provided by Employer to Employer's employees of comparable status (other than those provided under or pursuant to separately negotiated individual employment agreements or arrangements and other than as would duplicate benefits otherwise provided to Executive) under any pension or retirement plan, disability plan or insurance, group life insurance, medical insurance, or other similar plan or program of Employer. Executive's Base Salary shall (where applicable) constitute the compensation on the basis of which the amount of Executive's benefits under any such plan or program shall be fixed and determined.

         4.4 Expense Reimbursement. Employer shall reimburse Executive for all business expenses reasonably incurred by him in the performance of his duties under this Agreement upon his presentation, no less frequently than monthly, of signed, itemized accounts of such expenditures all in accordance with Employer's procedures and policies as adopted and in effect from time to time and applicable to its employees of comparable status.

         4.5 Vacations. Executive shall be entitled to vacations consistent with those previously taken by Executive, which shall be taken as such time or times as shall not unreasonably interfere with Executive's performance of his duties under this Agreement.

5.  Termination of Employment Period

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         5.1 By Employer: Cause. Employer may, at any time during the Employment
Period by notice to Executive, terminate the Employment Period "for cause" effective immediately. Such notice shall specify the cause for termination. For the purposes hereof, "for cause" means (i) willful and continued failure by Executive to substantially perform his duties hereunder (other than as a result of incapacity due to illness or injury), after a demand for substantial performance is delivered to Executive by Employer's Board of Directors (by a duly adopted resolution), which specifically identifies the manner in which such Board believes that Executive shall not have substantially performed his duties,
(ii) willful misconduct by Executive which is demonstrably and materially injurious to Company, monetarily or otherwise, (iii) commission by Executive of an act of fraud or embezzlement, resulting in material economic harm to Company, or (iv) the conviction of Executive of a felony involving moral turpitude (other than driving while intoxicated). For the purposes hereof, no act, or failure to act, on Executive's part shall be considered "Willful" unless done, or omitted to be done, by Executive not in good faith and without reasonable belief that such action or omission was in or not opposed to the best interests of Company. Termination "for cause" shall be effected only if (A) Employer has delivered to Executive a copy of a notice of termination that complies with this paragraph and that gives Executive, on at lease ten business days prior notice, the opportunity, together with Executive's counsel to be heard before Employer's Board of Directors, and (B) Employer's Board of Directors (after such notice and opportunity to be heard), adopts a resolution concurred in by not less than two-thirds of all of the directors of Employer then in office, including at least two-thirds of all of the directors who are not officers of Employer, that in the good faith opinion of Employer's Board of Directors Executive was guilty of conduct set forth above in clauses (i) through (iv) above, and specifying the particulars thereof in detail.

         5.2 Disability. During the Employment Period, if, solely as a result of physical or mental incapacity or infirmity (other than alcoholism or drug addiction), Executive shall be unable to perform this substantial duties under this Agreement for (i) a continuous period of at least 180 days, or (ii) periods aggregating at least 270 days during any period of 24 consecutive months (each a "Disability Period"), and at the end of the Disability Period there is no reasonable probability that Executive can promptly resume his duties hereunder pursuant hereto, Executive shall be deemed disabled ("the Disability") and Employer, by notice to Executive, shall have the right to terminate the Employment Period for Disability at, as of or after then end of the Disability Period. The existence of the disability shall be determined by a reputable, licensed physician mutually selected by Employer and Executive, whose determination shall be final and binding on the parties, provided, that if Employer and Executive cannot agree upon such physician, such physician shall be designated by the then acting

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President  of the New York County  Medical  Society,  and if for any reason such
President shall fail or refuse to designate such physician, such physician shall, at the request of either party, be designated by the American Arbitration Association. Executive shall cooperate in all reasonable respects to enable an examination to be made by such physician.

         5.3 Death. The Employment Period shall end on the date of Executive's death.

         5.4 Termination Compensation. Executive shall not be entitled to compensation following the termination of the Employment Period in accordance with this Section 5 (except for Base Salary through the date of termination of the Employment Period and performance bonus, if any, in respect of any year prior to termination). If, on or after July 1 of any year, Executive's employment hereunder is terminated by reason of this death or Disability, Executive shall also be entitled to receive the pro rata portion of his performance bonus, if any, for that year (based on the number of days within that year on or prior to the date of termination relative to the total number of days within that year).

         5.5 Mitigation. In the event of the termination by Employer of Executive's employment other than pursuant to this Section 5, Executive shall be under no obligation to seek other employment and there shall be no offset against amounts due Executive under this Agreement on account of any remuneration attributable to any subsequent employment that Executive may obtain.

6.  Location of Executive's Activities

         Executive's principal office shall be located in Old Westbury, NY. Notwithstanding the preceding sentence, Executive will engage in such travel and spend such time in other places as may be necessary or appropriate in furtherance of his duties hereunder.

7.  Other Activities

         The parties acknowledge that (i) Executive is also the Chairman, President, Treasurer and a Director and stockholder of Initial Acquisition Corp. ("IAC"), a "blank check" or "Blind pool" company, (ii) IAC's business objective is to effect a business combination with an operating business that has, in
IAC's  opinion,   significant  growth  potential,  (iii)  IAC  has  retained  an investment banking firm to assist IAC in locating and presenting to IAC appropriate business combination proposals and to advise IAC in connection therewith, (iv) Executive may in the future organize, acquire substantial equity interests in or otherwise become affiliated with other "blank check" or "blind pool" companies with business objectives similar to that of IAC, and (v) it is contemplated that proposed acquisition, merger or consolidation candidates will be introduced to IAC and any such other "blank

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check" or "blind pool:  companies by  investment  banking firms or other persons retained by IAC or such other companies for that purpose, and not but Executive. It is understood that Executive may consider and approve in the ordinary course of business of IAC and any such other "blank check" or "blind pool" companies investment and business opportunities introduced to such companies by investment banking firms or other persons and that, although such opportunities might be appropriate for Employer, such opportunities would not be presented to Employer. It is further acknowledged that Executive shall be permitted to continue his involvement with his other business activities which includes by way of illustration and not limitation, Bergen Cove Realty Inc., Primary Capital Resources, Inc., Real Estate Investments, The Bethlehem Corporation and various Gabelli companies.

8.  Miscellaneous

         8.1 Notices. Any notice, consent or authorization required or permitted to be given pursuant to this Agreement shall be in writing and sent to the party for or to whom intended, at the address of such party set forth in the heading of this Agreement, by registered or certified mail (if available), postage paid, or at such other address as either party shall designate by notice given to the other in the manner provided herein.

         8.2 Taxes. Employer is authorized to withhold (from any compensation or benefits payable hereunder to Executive) such amounts for income tax, social security, unemployment compensation and other taxes as shall be necessary or appropriate in the reasonable judgment of Employer to comply with applicable laws and regulations.

         8.3 Confidential Information. Executive shall not at any time, whether during the Employment Period or thereafter, disclose or use (except in the course of his employment hereunder and in furtherance of the business of Company, or as required by applicable law) any confidential information, trade secrets or proprietary data of the Company.

         8.4 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of New York applicable to agreements made and to be performed therein.

         8.5 Headings. All descriptive headings in this Agreement are inserted for convenience only and shall be disregarded in construing or applying any provision of this Agreement.

         8.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         8.7 Severability. If any provision of this Agreement, or part

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hereof,  is held to be  unenforceable,  the remainder of such provision and this
Agreement, as the case may be, shall nevertheless remain in full force and effect.

         8.8 Entire Agreement. This Agreement contains the entire agreement and understanding between Employer and Executive with respect to the subject matter hereof. This Agreement supersedes any prior agreement between the parties relating to the subject matter hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                            THE LEHIGH GROUP INC.


                                            By:/s/ Robert A. Bruno
                                               -------------------
                                            Name: Robert A. Bruno
                                            Title: V.P. & General Counsel


                                            /s/ Salvatore J. Zizza
                                            --------------------------
                                            SALVATORE J. ZIZZA

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                                   Exhibit 4.1

                                  Compensation

         1. Base Salary. During the Employment Period, Employer shall pay to Executive Base Salary, payable in accordance with Employer's usual payroll practices, at the rate of (i) $150,000 per annum during the first year of the Employment Period (ii) $175,000. per annum during the second year of the Employment Period (iii) $200,000 per annum during the third year of the Employment Period and (iv) $225,000. per annum during the fourth year of the Employment Period. If during the Employment Period Employer acquires one or more new business, Employer's Board of Directors may increase his compensation to a level commensurate with the compensation paid to top executives of comparable businesses.

         2. Bonus. In addition to the Base Salary Executive shall also be entitled to a Bonus equal to: (i) 8% in excess of the Base Amount (as hereinafter defined) during the first year of the Employment Period (ii) 6% in excess of the Base Amount during the second year of the Employment Period and
(iii) 4% in excess of the Base Amount during the third and fourth years of the Employment Period. The Bonus, if any, shall be payable within 90 days after.

         The Base Amount shall equal the difference between the Employer's (i) operating income before other income less (ii) other income, net of interest income, as of the year ended December 31, 1996, in accordance with generally accepted accounting principles applies on a consistent basis.

         3. Stock Option. In consideration for Executive renegotiating his current salary and Employer's desire to have Executive exchange his existing stock options and warrants, Employer agrees on the Effective Date, to issue Executive a stock option to purchase up to 232,000 fully paid and non-assessable shares of the Employer's common stock, $ .001 par value immediately after the Effective Date at a price of $1.00 per share and shall be exercisable at any time on or before four years after the Effective Date after said options vest.

         The aforementioned stock options shall vest as follows: (i) 58,000 options shall vest immediately, (ii) 58,000 options shall vest one year after the Effective Date, (iii) 58,000 options shall vest two years after the Effective Date and (iv) 58,000 options shall vest within three years after the Effective Date.

         The stock, pursuant to which this stock option is granted, shall be registered at the time of the merger ("Merger") between the Employer (or its subsidiary) and DHB Capital Group Inc. ("DHB"). Said stock options shall also contain a customary "anti- dilution adjustment" clause to preserve the relative position of

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Executive  in relation to the number and  percentage  of the  Employer's  shares which he may acquire upon exercise of said option. Such adjustment shall take into account any changes in the capitalization of the Employer or DHB from and after June 11, 1996, without giving effect to any options, warrants, convertible securities or other rights to acquire shares of stock of either the Employer or DHB.

         4. Immediately after the Merger 30,000 shares of the registered common stock of Lehigh will be issued to Executive in exchange for the cancellation by Executive of Lehigh's current obligation to pay Executive the sum of $300,000, which sum represents 18 months of accrued salary that Lehigh has not paid Executive.

         The Employer shall adjust the number of shares of stock issued to Executive to prevent said stock from being diluted so that the relative position of Executive in relation to the number and percentage of Employer's shares remain preserved. Such adjustment shall take into account any changes in the capitalization of the Employer or DHB from and after June 11, 1996, without giving effect to any options, warrants, convertible securities or other rights to acquire shares of stock of either the Employer or DHB.

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